Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended December 31, 2021 (the “Form N-CSR”) of Popular High Grade Fixed-Income Fund, Inc. (the “Company”).

I, Juan O. Guerrero Preston, the President of the Company, certify that:

(i)	the Registrant’s periodic report on Form N-CSR for the period ended December 31, 2021 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 9, 2022

By:	/s/ Juan O. Guerrero Preston
Juan O. Guerrero Preston
Principal Executive Officer/President

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended December 31, 2021 (the “Form N-CSR”) of Popular High Grade Fixed-Income Fund, Inc. (the “Company”).

I, Jose González, the Chief Financial Officer/Treasurer of the Company, certify that:

(i)	the Registrant’s periodic report on Form N-CSR for the period ended December 31, 2021 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 9, 2022

By:	/s/ Jose González
Jose González
Principal Financial Officer/Treasurer